UNITED STATES DEPARTMENT OF JUSTICE OFFICE OF THE UNITED STATES TRUSTEE SOUTHERN DISTRICT OF CALIFORNIA

In Re:		CHAPTER 11 (BUSINESS)

IMAGENETIX, INC.,		CASE NO. ______12-16423 MM11
OPERATING REPORT NO. 4
	Debtor(s).	FOR THE MONTH ENDING:
3/31/2013

I. CASH RECEIPTS AND DISBURSEMENTS
A. (GENERAL ACCOUNT*)

1. TOTAL RECEIPTS PER ALL PRIOR GENERAL ACCOUNT REPORTS		$307,050.06

2. LESS: TOTAL DISBURSEMENTS PER ALL PRIOR GENERAL
ACCOUNT REPORTS		$256,903.14

3. BEGINNING BALANCE		$50,146.92

4. RECEIPTS DURING CURRENT PERIOD:

ACCOUNTS RECEIVABLE - PRE-FILING	$-
ACCOUNTS RECEIVABLE - POST-FILING	$172,949.89
GENERAL SALES	$-
OTHER (SPECIFY) _Customer deposits on future sales	$21,600.00
OTHER ** (SPECIFY)	$-

TOTAL RECEIPTS THIS PERIOD:	$194,549.89
5. BALANCE:	$244,696.81

6. LESS: TOTAL DISBURSEMENTS DURING CURRENT PERIOD

TRANSFERS TO OTHER DIP ACCOUNTS	$-
DISBURSEMENTS	$115,072.07
TOTAL DISBURSEMENTS THIS PERIOD***:		$115,072.07

7. ENDING BALANCE:		$129,624.74

8. GENERAL ACCOUNT NUMBER ____xxxxxx8451__________________________

DEPOSITORY NAME AND LOCATION _California Bank & Trust, 16796 Bernardo Center Dr.,
_______________________________________San Diego, CA 92128_______________________________________
* All receipts must be deposited into the general account.
** Include receipts from the sale of any real or personal property out of the ordinary course of business; attach an exhibit specifying what was sold, to whom, terms, and date of Court Order or Report of Sale.
*** This amount should be the same as the total from page 2.
Debtor-in-Possession Monthly Operating Report (Business) - Page 1 of 14

IX. BALANCE SHEET
(ACCRUAL BASIS ONLY)

	Current Month End
ASSETS
Current Assets:
Unrestricted Cash	$129,924.74
Restricted Cash
Accounts Receivable	$416,375.38
Inventory	$71,249.81
Notes Receivable
Prepaid Expenses
Other (Itemize)
Total Current Assets		$617,549.93

Property, Plant, and Equipment	$254,873.45
Accumulated Depreciation/Depletion	$(249,203.30)
Net Property, Plan, and Equipment		$5,670.15

Other Assets (Net of Amortization):
Due from Insiders
Other (Itemized) See page 12 disclosure attached	$60,065.90
Total Other Assets		$60,065.90

TOTAL ASSETS		$683,285.98

LIABILITIES
Post-Petition Liabilities:
Accounts Payable	$14,030.65
Taxes Payable
Notes Payable
Professional Fees	$229,567.55
Secured Debt
Other (Itemized) See page 12 disclosure attached	$27,691.74
Total Post-Petition Liabilities		$271,289.94

Pre-Petition Liabilities:
Secured Liabilities	$4,492,134.23
Priority Liabilities	$1,895.00
Unsecured Liabilities	$949,628.01
Other (Itemized) See page 12 disclosure attached	$21,039.60
Total Pre-Petition Liabilities		$5,464,696.84

TOTAL LIABILITIES		$5,735,986.78

EQUITY:
Pre-Petition Owners' Equity	$(5,337,578.31)
Post-Petition Profit/(Loss)	$284,877.51
Direct Charges to Equity

TOTAL EQUITY		$(5,052,700.80)

TOTAL LIABILITIES & EQUITY		$683,285.98

IX. PROFIT AND LOSS STATEMENT
(ACCRUAL BASIS ONLY)
	Current Month	Cumulative Post-Petition
Sales/Revenue:
Gross Sales/Revenue	$386,026.99	$878,952.59
Less: Returns/Discounts	(____________)	(____________)
Net Sales/Revenue	$386,026.99	$878,952.59

Cost of Goods Sold:
Beginning Inventory at cost	$118,912.35	$22,488.00
Purchases	$8,533.91	$158,020.72
Less: Ending Inventory at cost	$(71,249.81)	$(71,249.81)
Cost of Goods Sold (COGS)	$56,196.45	$109,258.91

Gross Profit	$329,830.54	$769,693.68

Other Operating Income (Itemize)

Operating Expenses:
Payroll - Insiders	$29,320.00	$94,563.00
Payroll - Other Employees	$11,465.18	$45,276.44
Payroll Taxes	$3,348.59	$12,514.34
Other Taxes (Itemize)
Depreciation and Amortization	$3,380.95	$20,285.74
Rent Expense - Real Property	$11,694.40	$30,985.20
Lease Expense - Personal Property
Insurance	$9,423.14	$25,307.90
Real Property Taxes	$1,318.38	$1,318.38
Telephone and Utilities	$6,379.66	$14,705.39
Repairs and Maintenance
Travel and Entertainment (Itemize) business meals and parking	$831.57	$2,223.05
Miscellaneous Operating Expenses (Itemize) see attached	$15,856.73	$24,878.34
Total Operating Expenses	$(93,018.60)	$(272,057.78)

Net Gain/(Loss) from Operations	$236,811.94	$497,635.90

Non-Operating Income:
Interest Income
Net Gain on Sale of Assets (Itemize)
Other (Itemize)	$-	$42,899.00
Total Non-Operating Income	$-	$42,899.00

Non-Operating Expense:
Interest Expense	$4,626.22	$15,654.84
Legal and Professional (Itemize)	$93,218.78	$240,002.55
Other (Itemize)
Total Non-Operating Expenses	$(97,845.00)	$(255,657.39)

NET INCOME/(LOSS)	$138,966.94	$284,877.51